Exhibit 8
                          PITNEY, HARDIN, KIPP & SZUCH
                                    (MAIL TO)
                                  P.O. BOX 1945
                        MORRISTOWN, NEW JERSEY 07962-1945
                                     ------


                                                                November 9, 1998

HUBCO, Inc.
1000 MacArthur Boulevard
Mahwah, New Jersey  07430

Ladies and Gentlemen:

                  As special tax counsel to HUBCO Capital Trust II (the "Trust") and HUBCO, Inc. in connection with the issuance of $50,000,000 aggregate liquidation amount of Capital Securities of the Trust, we hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Consequences" in the Registration Statement, subject to the limitations set forth therein.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the headings
"Certain United States Federal Income Tax Consequences" in the Registration Statement. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,



                                PITNEY, HARDIN, KIPP & SZUCH